Exhibit 10.1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

SEVERANCE AGREEMENT AND
FULL AND FINAL MUTUAL GENERAL RELEASE OF CLAIMS
This Severance Agreement and Full and Final Mutual General Release of Claims (“Agreement”) is made and entered into by and between LESLIE C. ROHRBACKER (“ROHRBACKER”) and THE MEDICINES COMPANY (“MDCO”).
WHEREAS, ROHRBACKER and MDCO wish to enter into a full and final compromise related to ROHRBACKER's cessation of employment at MDCO; and
WHEREAS, ROHRBACKER and MDCO wish to enter into a full and final mutual release of all claims or potential claims.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, ROHRBACKER and MDCO agree as follows:
1.Waiver and Release of Claims. As used in this Agreement, the terms “MDCO” and “MDCO Releasees” means: MDCO; any subsidiaries, affiliates, divisions, predecessors, successors and/or assigns of MDCO; any benefit plans and/or committees of each such entity, members of the Board of Directors of each such entity; and any past, present and future officers, directors, shareholders, agents, representatives, plan administrators, attorneys and employees of each such entity.

a.ROHRBACKER releases and gives up any and all claims and rights she may have against MDCO Releasees, except for the right to the payments and benefits provided for in this Agreement. This Agreement applies to claims resulting from anything that has happened up to the Effective Date (as defined in paragraph 15 of this Agreement). ROHRBACKER releases and gives up any and all claims and rights against MDCO Releasees of any nature whatsoever arising under any federal, state, local or foreign law, including, but not limited to, those not mentioned in this Agreement, those of which she is not aware, and any claims for or rights to attorneys' fees or costs. ROHRBACKER specifically releases any and all claims and rights in any way relating to or arising out of her employment with MDCO or the cessation of such employment.

ROHRBACKER also specifically releases any and all claims of unlawful discrimination, including, but not limited to, hiring, suspension or separation from employment, compensation, and promotion or failure to promote, based on their race, color, religion, national origin, citizenship, age, sex, gender, veteran status, sexual orientation, gender orientation, disability, or any other status protected by applicable law. These include any and all claims ROHRBACKER may have under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq. (“Title VII”); the Civil Rights Act of 1866, 42 U.S.C. §1981; the New Jersey Law Against Discrimination (“NJLAD”), N.J.S.A. 10:5-1 et seq.; the Conscientious Employee Protection Act, N.J.S.A. 34:19-1 et seq. (“CEPA”); the Age Discrimination in Employment Act of 1967, 29 U.S.C. §621 et seq. (“ADEA”); the Americans with Disabilities Act, 42 U.S.C. §12101, et seq. (“ADA”); the Sarbanes-Oxley Act of 2002; the federal Family and Medical Leave Act, 29 U.S.C. §2611 et seq. (“FMLA”); the New

Jersey Family Leave Act, N.J.S.A. 34:11B-1 et seq. (“NJELA”); the Employee Retirement Income Security Act of 1974, 29 U.S.C. §1001 et seq. (“ERISA”); the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. §2101, et seq.; Executive Order 11246; and any other applicable federal, state, foreign or local provision, statute, regulation or ordinance prohibiting discrimination, or Federal or State Constitution.
ROHRBACKER is also releasing any and all other claims and rights she may have against MDCO Releasees, including, but not limited to, claims for retaliation, whistle-blowing, wrongful discharge, breach of contract (express or implied), breach of promise, unjust dismissal, unfair competition, breach of fiduciary duty, breach of the implied covenant of good faith and fair dealing, invasion of privacy, defamation, slander, libel, wrongful denial of benefits, intentional and/or negligent infliction of emotional distress, intentional and negligent misrepresentation, fraud, negligence, any intentional torts and any other claims or actions of any type; provided, however, that ROHRBACKER does not release any claims, if any, for vested benefits or under workers' compensation law.
ROHRBACKER specifically releases any claim against MDCO Releasees for the recovery or award of attorneys' fees, costs, or other expenses, under any of the statutes identified in the prior paragraph or under any other statute, regulation, rule, or other grounds.
ROHRBACKER also releases and give up any claims and rights she may have to severance benefits, or any form of severance or separation pay, except as provided in this Agreement.
ROHRBACKER also releases any and all claims she has for pay, benefits or anything else under the Letter Agreement dated November 11, 2008, as may have been amended, or any other contractual arrangement; provided, however, that she retains her right to exercise stock options within three months of her Resignation Date, as set forth in the applicable stock option agreement. MDCO will make the required Company contribution on ROHRBACKER's behalf to the 401k plan for 2011, if it has not already been made. ROHRBACKER is not entitled to a 401k Company contribution for 2012.
ROHRBACKER is releasing all claims described above arising through the Effective Date, including those for any alleged injuries or damages suffered at any time after the date she signs this Agreement by reason of the continued effects of alleged discriminatory acts or other conduct that occurred prior to the date she signs this Agreement.
ROHRBACKER further releases and waives any claim or right to recover any money in any lawsuit or other legal action in which any claim or right to recovery would be within the scope of this Agreement if asserted by any plaintiff or ROHRBACKER herself.
ROHRBACKER agrees that this Agreement provides her with payments she otherwise would not be entitled to receive, which constitute full and adequate consideration for this release.
This release does not apply to rights of ROHRBACKER that may arise after the execution of this Agreement, except that, as stated above, she is releasing all claims for any injuries or damages suffered at any time after the date she signs this Agreement by reason of the continued effects of alleged discriminatory acts or other conduct that occurred prior to the date she signs this Agreement.
b.MDCO releases ROHRBACKER from any and all claims it may have against ROHRBACKER. This release does not apply to rights of MDCO that may arise after the date of execution of this Agreement. This Agreement applies to claims resulting from anything that has happened up to the Effective Date (as defined in paragraph 15 of this Agreement). MDCO releases and gives up any and all claims of any nature whatsoever arising under any federal, state, local or foreign law, including, but not limited to, those not mentioned in this Agreement, those of which it is not aware, and any claims for or rights to attorneys' fees and costs. MDCO specifically releases any and all claims and rights in any way relating to or arising out of ROHRBACKER's employment with MDCO.

c.The releases in this paragraph 1 are intended by the parties to be construed to release any and all claims and rights arising on or before the Effective Date to the fullest extent permitted by law. This paragraph 1 is not intended to limit the parties from instituting legal action for the sole purpose of enforcing this Agreement.

d.MDCO agrees to indemnify ROHRBACKER to the fullest extent permitted by the Delaware Corporation Law and MDCO's Bylaws and/or Certificate of Incorporation from and against any claim, loss or expense, including attorneys' fees and costs, arising out of or relating to any claims, actions or other legal proceedings which in any way relate to her employment by, or position with MDCO.

2.Consideration. Within thirty (30) days after the Effective Date, in total and complete compromise related to ROHRBACKER's cessation of employment at MDCO and all claims within the release in paragraph 1 (including any claim for attorneys' fees), provided that the properly executed Agreement by ROHRBACKER, as well as properly executed Tax Forms W-4 and/or W-9, are received by MDCO's attorneys, MDCO will make, and ROHRBACKER will be entitled to receive, the following:

a.payment by check made payable to the order of “Leslie C. Rohrbacker” in the total gross sum of Nine Hundred Eighty Four Thousand, Nine Hundred Sixty Two Dollars and No Cents ($984,962.00), less deductions and withholdings required by law, and further deductions of Eight Thousand, Nine Hundred Thirty Dollars and No Cents ($8,930.00) for expenses advanced on ROHRBACKER's behalf. ROHRBACKER specifically acknowledges that this payment constitutes consideration not otherwise owed to her but for this Agreement. ROHRBACKER agrees that she will not seek anything further, including any other payment, from MDCO Releasees;

b.payment by check made payable to the order of “Wilentz, Goldman & Spitzer P.A.” in the total gross sum of Sixty Five Thousand Dollars and No Cents ($65,000.00), for attorneys' fees and costs incurred by ROHRBACKER;

c.MDCO will reimburse ROHRBACKER for twelve (12) months of payments under the Consolidated Omnibus Budget Reconciliation Act (COBRA), on a month-by-month basis commencing effective as of the Resignation Date (as defined in paragraph 8 of this Agreement).

d.accelerated vesting of ROHRBACKER's outstanding stock options under Grants 3855, 4033, 4360 and 00003317 effective on the Effective Date, which would have vested within twelve (12) months of the Resignation Date.

It is understood and agreed that IRS Form W-2s will be issued to ROHRBACKER for the payments referenced in paragraph 2(a). It is also understood and agreed that an IRS Form 1099 will be issued to Wilentz, Goldman & Spitzer, P.A. and ROHRBACKER for the payments referenced in paragraph 2(b).
ROHRBACKER understands and agrees that MDCO Releasees have not made any representations to them concerning the taxability of the payments in this paragraph 2. ROHRBACKER further understands and agrees that, in the event the Internal Revenue Service, or any other governmental entity, including but not limited to the IRS or State of New Jersey, or any court or other tribunal of competent jurisdiction, alleges that any or all of the payments in this paragraph 2 constitutes income for which any taxes remain due and owing, she shall be solely responsible for the payment of such taxes, and shall make no claim against MDCO Releasees for payment of any such taxes, or for the payment of any applicable interest or penalties. In the event it is ultimately determined that any monies are due and owing with respect to the payments, the validity of this Agreement shall not be affected in any way.
3.Consideration. ROHRBACKER specifically acknowledges that the payments provided under paragraph 2 constitute consideration not otherwise owed to her but for this Agreement and is fully adequate for this Agreement.

4.Waiver of Attorneys' Fees, Costs and Expenses. ROHRBACKER waives any and all claims for attorneys' fees, costs, and expenses, notwithstanding any statutory or contractual rights that ROHRBACKER might have or have, and notwithstanding any contractual rights in any retainer agreement between ROHRBACKER and her counsel. ROHRBACKER acknowledges that she will not seek any sum for attorneys' fees, costs, or expenses (except as provided under paragraph 2 above) from MDCO Releasees.

5.No Actions or Proceedings. ROHRBACKER represents and warrants that she has no pending lawsuits, charges, administrative proceedings, or other claims of any nature whatsoever against MDCO Releasees in any state or federal court, or before any agency or other administrative body.

6.Agreement Not to Sue. Except as otherwise provided by law, the parties agree, represent and warrant that they will not assert any claims, charges or other legal proceedings against each other in any forum, based on any events, whether known or unknown, occurring prior to the date of the execution of this Agreement. This paragraph is not intended to limit the parties from instituting legal action for the sole purpose of enforcing this Agreement.

7.Non-Admission of Liability. This Agreement shall not be construed as an admission by MDCO of any of the acts or omissions alleged by ROHRBACKER, such being expressly denied. MDCO specifically denies any liability whatsoever for any damages, injuries or other claims by ROHRBACKER, or which could be claimed by ROHRBACKER.

8.No Reinstatement, Future Employment or Contractual Relationship. ROHRBACKER waives any and all rights or claims which she may have to reinstatement, employment, reemployment or contractual relationship with MDCO or any of its affiliated companies. She agrees, represents and warrants that she will not knowingly apply for or accept employment, reemployment, reinstatement or contractual relationship with any of said entities at any time in the future; nor will she seek to be assigned or reassigned to any of said entities as an independent contractor or consultant, at any time in the future. ROHRBACKER hereby resigns from MDCO's employment, effective April 16, 2012 (the “Resignation Date”).

9.Return of Property. Within ten (10) days after the Effective Date, ROHRBACKER will return to MDCO all equipment, laptop, Blackberry or other equipment, credit cards, and MDCO identification and represents that she does not have any proprietary documents. Within ten (10) days after the Effective Date, MDCO will return to ROHRBACKER any and all personal effects contained in her office or on her computer, as follows: All photos, the digital photo frame, a leather portfolio that has her 40IK info in it, the decorative wire inbox on her desk, her Certificate from Wharton and personal documents from her desktop that relate to St. Vincent Martyr Vacation Bible School.

10.Confidentiality. Except as may be necessary to enforce this Agreement, ROHRBACKER agrees to keep confidential the nature and terms of this Agreement, the amount and fact of payment to ROHRBACKER, and any and all discussions, communications and correspondence leading to this

Agreement. ROHRBACKER also agrees that, in the future, she will keep confidential any and all events, conduct, statements, and/or communications giving rise to or forming the basis for the claims asserted or alleged by ROHRBACKER. ROHRBACKER shall not disclose any such information in any way to any person or persons, except that she may make such disclosures to her spouse, attorneys, accountants, and/or tax advisors, who shall be obligated to keep this information confidential. It is the parties' understanding, agreement and expectation that this confidentiality provision shall apply to the fullest extent permissible by law and shall preclude ROHRBACKER from voluntarily or otherwise testifying at or participating in any meeting, proceeding, hearing, trial or preparation for hearing or trial concerning the matters covered by this confidentiality provision, unless compelled to do so by judicial subpoena or other applicable law. If ROHRBACKER is compelled to testify by a subpoena in any legal proceeding or by a governmental agency, she agrees that she will testify truthfully as to all matters relating to her employment with MDCO or any of its affiliated companies. Prior to making any disclosure authorized by this paragraph, ROHRBACKER shall give MDCO five days' prior written notice, or, if five days' notice is not possible, as much advance notice as is possible, of her intent to make such a disclosure. MDCO's disclosure regarding this Agreement, as necessary under the rules of the Securities and Exchange Commission, shall not operate as a waiver of the obligations set forth in this paragraph 10.

ROHRBACKER understands and agrees that the confidentiality provisions of this paragraph are a material element of this Agreement, that any breach of the confidentiality provisions would cause irreparable injury, and that injunctive relief is an appropriate remedy in the event of any such breach, in addition to any other claim for damages which MDCO may have against her. In such event, in all other respects this Agreement shall remain in full force and effect.
11.Non-Disparagement.

a.ROHRBACKER agrees that she will not disparage or criticize any MDCO Releasee, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against any MDCO Releasee, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

b.It is also agreed that [**] and all members of the MDCO Board of Directors will not disparage or criticize ROHRBACKER or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against ROHRBACKER, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

c.Attached as Exhibit A is the text of the Current Report on Form 8-K that MDCO will file with the SEC with respect to this Agreement. MDCO's internal communication regarding the cessation of ROHRBACKER's employment will be limited to a statement that ROHRBACKER has resigned to pursue other interests.

12.Agreement Not to Be Considered or Used as Evidence. ROHRBACKER agrees that this Agreement shall not be offered, used or considered as evidence in any proceeding of any type against or involving any MDCO Releasee, except to the extent necessary to enforce the terms of this Agreement and except to the extent required by law.

13.Who is Bound. MDCO Releasees, and ROHRBACKER are bound by this Agreement. Those who succeed to her rights and responsibilities, such as their heirs, the executors of their estate, or their personal or legal representatives, are also bound. This Agreement is made for the benefit of the MDCO Releasees and ROHRBACKER and all who succeed to their rights and responsibilities, such as any successors and/or assigns.

14.Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remaining provisions, or the application of such provisions to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected. However, if the Release by ROHRBACKER contained in this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, ROHRBACKER agrees, promptly upon the request of MDCO, to execute a new release that is valid and enforceable.

15.Execution. By signing this Agreement, ROHRBACKER understands that:

a.She has up to 21 days, which she and her attorneys consider a reasonable period of time, to consider this Agreement before executing it;

b.She may revoke this Agreement by delivering a written notice to MDCO' s counsel, Francis X. Dee, Esq., at any time within 7 days after the date this Agreement is executed by her; and

c.The effective date of this Agreement shall be the date that the revocation period in paragraph 15(b) has expired without ROHRBACKER revoking the Agreement (the “Effective Date”).

16.Entire Agreement. This Agreement, and any employee noncompete, secrecy or confidentiality agreements ROHRBACKER has signed (which are incorporated into this Agreement by reference), contain the sole and the entire agreement between ROHRBACKER and MDCO, and fully supersede any and all prior agreements and understandings between ROHRBACKER and MDCO pertaining to the subject matter of the Agreement. This Agreement may be modified only by a writing signed by all parties. ROHRBACKER represents, warrants, and acknowledges that she has not relied upon any representation or statement by MDCO, or its counsel or representatives, with regard to the subject matter of this Agreement, which is not set forth in this Agreement. No other promises or agreements shall be binding unless in writing, signed by MDCO, and expressly stated to be a modification of this Agreement.

BY SIGNING THIS SEVERANCE AGREEMENT AND FULL AND FINAL MUTUAL GENERAL RELEASE OF CLAIMS, ROHRBACKER STATES THAT:
A.    SHE HAS READ IT;
B.    SHE UNDERSTANDS IT AND KNOWS THAT SHE IS GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE STATUTES LISTED IN PARAGRAPH ONE (1) ABOVE, AND SHE UNDERSTANDS THAT SHE IS GIVING UP ANY SUCH RIGHTS OR CLAIMS IN EXCHANGE FOR A PAYMENT TO WHICH SHE WAS NOT ALREADY ENTITLED;
C.    SHE AGREES WITH EVERYTHING IN IT;
D.    HER ATTORNEY, WILENTZ, GOLDMAN & SPITZER, P.A., NEGOTIATED THIS SEVERANCE AGREEMENT AND FULL AND FINAL MUTUAL GENERAL RELEASE OF CLAIMS WITH HER KNOWLEDGE AND CONSENT AND HAS FULLY AND SUFFICIENTLY EXPLAINED IT TO HER;
E.    SHE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO

EXECUTING THIS SEVERANCE AGREEMENT AND FULL AND FINAL MUTUAL GENERAL RELEASE OF CLAIMS, AND HAS IN FACT FULLY AND CAREFULLY DONE SO;
E    SHE HAS BEEN GIVEN TWENTY-ONE (21) DAYS - WHICH SHE AND HER ATTORNEY CONSIDER TO BE A REASONABLE PERIOD OF TIME - TO REVIEW AND CONSIDER THIS SEVERANCE AGREEMENT AND FULL AND FINAL MUTUAL GENERAL RELEASE OF CLAIMS PRIOR TO SIGNING IT;
G.    SHE UNDERSTANDS THAT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE EXECUTION OF THIS SEVERANCE AGREEMENT AND FULL AND FINAL MUTUAL GENERAL RELEASE OF CLAIMS, SHE MAY REVOKE THE PROVISIONS OF THIS AGREEMENT BY DELIVERING WRITTEN NOTIFICATION TO MDCO'S COUNSEL;
H.    THIS SEVERANCE AGREEMENT AND FULL AND FINAL MUTUAL GENERAL RELEASE OF CLAIMS DOES NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN (7) DAY REVOCATION PERIOD HAS EXPIRED; AND
I.    ROHRBACKER HAS SIGNED THIS SEVERANCE AGREEMENT AND FULL AND FINAL MUTUAL GENERAL RELEASE OF CLAIMS KNOWINGLY AND VOLUNTARILY.

LESLIE C. ROHRBACKER	STATE OF New Jersey ss.:
COUNTY OF Middlesex
/s/ Leslie C. Rohrbacker Dated: April 16, 2012	I hereby state that Leslie C. Rohrbacker personally came before me and executed the within Severance Agreement and Full and Final Mutual General Release of Claims in my presence.
/s/ Christine Lunsden Notary Public
Dated: Christine Lunsden Notary Public of New Jersey My Commission Expires Dec. 2, 2016
THE MEDICINES COMPANY
By: /s/ Paul M. Antinori Title: Senior Vice President & General Counsel Authorized Representative Dated: April 16, 2012

Wilentz, Goldman & Spitzer, P.A. agrees to keep this Severance Agreement and Full and Final Mutual General Release confidential and not to disclose it to anyone. It also agrees to keep confidential any non-public documents involving MDCO.

WILENTZ, GOLDMAN & SPITZER, P.A. 90 Woodbridge Center Drive Suite 900, Box 10 Woodbridge, New Jersey 07095 732-636-8000
By: /s/ Maureen Binetti Maureen Binetti
Dated: 4/16/12

Exhibit A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
--------------------------------------------
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16,2012
The Medicines Company
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(irs Employer Identification No.)
8 Sylvan Way Parsippany, New Jersey		7,054
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (973) 290-6000
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule I3e-4(c) under the Exchange Act 07 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 16, 2012, Leslie C. Rohrbacker resigned as Chief Human Strategy Officer of The Medicines Company (the “Company”) to pursue other interests, effective immediately. Ms. Rohrbacker had been on leave of absence from the Company since December 6, 2011. Ms. Rohrbacker was a “named executive officer” in the Company's Proxy Statement related to the Company's 2011 Annual Meeting of Stockholders.
On April 16, 2012, we entered into a severance agreement(the “Severance Agreement”) with Ms. Rohrbacker, pursuant to which Ms. Rohrbacker is entitled to receive the following severance benefits:

•	a lump sum payment equal to $976,032, less all applicable statutory tax withholdings and deductions;

•	for a period of twelve months after the resignation date, reimbursement of COBRA health insurance premiums actually paid by Ms. Rohrbacker; and

•	accelerated vesting of all stock options that Ms. Rohrbacker held immediately prior to her resignation which would have vested within one year after the resignation date.

As part of the Severance Agreement, the Company and Mr. Rohrbacker also entered into mutual releases for all claims through the effective date of the Severance Agreement. Ms. Rohrbacker remains subject to the non-compete non-solicitation confidentiality and related provisions of her invention and non-disclosure agreement and noncompetition and non-solicitation agreement with the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE MEDICINES COMPANY

Date: April 16, 2012	By: /s/ Paul M. Antinori Name: Paul M. Antinori Title: Senior Vice President and General Counsel